UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2008
ITT Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1133 Westchester Avenue
White Plains, New York	10604
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (914) 641-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Departure of Principal Officer
On December 8, 2008, the Company announced that David Melcher was named president of ITT Defense Electronics & Services, and elected a vice president of the company. He succeeds Henry J. Driesse, who took on the leadership of ITT Defense Electronics & Services on an interim basis, effective April 15, 2008. Mr. Driesse, a Senior Vice President, had previously been with the company for 27 years and served as the head of the defense business from 2000 to 2005.
Item 8.01. OTHER EVENTS
On December 8, 2008 the Company announced that Gretchen McClain, president of ITT Fluid Technology, will have an expanded role as president of ITT Fluid and Motion Control. In this role, Ms. McClain will oversee all of the company’s commercial businesses, including those in the Fluid Technology and Motion & Flow Control segments. Mr. Nicholas Hill, previously president of ITT Motion & Flow Control, will depart the company following the transition. The company will continue to report its financial results in three segments: Defense Electronics & Services, Fluid Technology and Motion & Flow Control.
A copy of the press release relating to the matters discussed in Items 5.02 and 8.01 above is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
99.1      Press release dated December 8, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION

	By:	/s/ Kathleen S. Stolar

Kathleen S. Stolar

	Its:	Vice President, Secretary
and Associate General Counsel

Date: December 8 , 2008

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